Exhibit 99.1

Press Release

Skillsoft Receives Continued Listing Standard Notice from NYSE

Boston, MA - March 30, 2026 – Skillsoft  (NYSE: SKIL) (“Skillsoft” or the “Company”) today announced that on March 26, 2026 it received a notice from the New York Stock Exchange (the “NYSE”) indicating that the Company is currently not in compliance with Section 802.01B of the NYSE Listed Company Manual because its 30 trading-day average market capitalization was less than $50 million and its last reported stockholder’s equity as of October 31, 2025 was less than $50 million. The Company has a period of 18 months to cure the market capitalization and/or stockholder’s equity deficiencies, subject to NYSE’s approval of the Company’s business plan to demonstrate its ability to regain compliance with the applicable listing requirements within the 18-month cure period.

The Company intends to timely notify the NYSE that it will submit a business plan within 45 calendar days from receipt of the notice to cure the market capitalization and/or stockholder’s equity deficiencies in order to return to compliance with the NYSE's continued listing standards. The Company intends to consider all available alternatives to cure the listing compliance deficiencies identified by the NYSE.

Pursuant to NYSE rules, the Company’s common stock will continue to be listed and traded on the NYSE during the cure period outlined above, subject to quarterly review by the NYSE and the Company’s compliance with other NYSE continued listing criteria. The current noncompliance with the standards described above does not affect the Company’s ongoing business operations or its reporting requirements with the Securities and Exchange Commission.

About Skillsoft

Skillsoft (NYSE: SKIL) is a global leader in AI-native skills management for the human + AI era. By unifying learning, real-time skills intelligence, and workforce insights, Skillsoft helps enterprises build their Skillforce™ — humans and AI working together to drive measurable business outcomes. Through personalized, interactive learning across leadership, technology, and compliance, Skillsoft enables organizations to close critical skill gaps and accelerate transformation. Skillsoft is trusted by thousands of organizations worldwide, including 60% of the Fortune 1000, and supports a global community of more than 105 million learners. Learn more at skillsoft.com.

Investors

Ross Collins

SKIL@alpha-ir.com

Media

Vito Gallo

vito.gallo@skillsoft.com

Cautionary Notes Regarding Forward Looking Statements

This document includes statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created by those laws. All statements, other than statements of historical facts, that address activities, events or developments that we expect or anticipate may occur in the future, are forward-looking statements and may be based on current expectations, estimates, or projections about our industry, management’s beliefs, or certain assumptions made by management. Also, when we use words such as “may”, “will”, “would”, “anticipate”, “believe”, “estimate”, “expect”, “intend”, “plan”, “project”, “seek”, “outlook”, “goal”, “probably”, or similar expressions, we are making forward-looking statements. Such statements are based upon the current beliefs and expectations of Skillsoft’s management and are subject to significant risks and uncertainties, and we caution you against unduly relying on these forward-looking statements.

Factors that could cause or contribute to such differences include those described under “Risk Factors” in our Form 10-K for the fiscal year ended January 31, 2025, and subsequent periodic reports. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements included in our other periodic filings with the Securities and Exchange Commission. The Company disclaims any obligation to update any forward-looking statements contained herein, except as required by law.

Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of these assumptions, and therefore also the forward-looking statements based on these assumptions, could themselves prove to be incorrect, and actual results or outcomes may vary materially from those projected in, or implied by, such forward-looking statements.